UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2012

DEMANDTEC, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33634	94-3344761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Franklin Parkway, Building 910

San Mateo, CA 94403

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 645-7100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, DemandTec, Inc., a Delaware corporation (“DemandTec”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 7, 2011, with International Business Machines Corporation (“IBM”) and Cudgee Acquisition Corp. (“Sub”), a wholly owned subsidiary of IBM. On February 14, 2012, at a special meeting of DemandTec stockholders held in Redwood City, California (the “Special Meeting”), DemandTec’s stockholders voted to adopt the Merger Agreement. On February 14, 2012, following the Special Meeting and in accordance with the Merger Agreement and the Delaware General Corporation Law, Sub merged with and into DemandTec (the “Merger”), with DemandTec continuing as the surviving corporation after the Merger and becoming a wholly owned subsidiary of IBM.

Under the terms of the Merger Agreement, at the effective time of the Merger, each share of common stock of DemandTec, $0.001 par value per share (“DemandTec’s Common Stock”), issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive $13.20 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

Under the Merger Agreement, equity awards exercisable or convertible into shares of DemandTec’s common stock were either canceled and converted into a right to receive a cash payment or, in some cases, converted into comparable awards for common stock of IBM, as described in more detail below.

Stock options to acquire DemandTec’s common stock outstanding and unexercised at the effective time of the Merger were treated in one of the following manners:

•                  Each option that was (i) vested (or vested in connection with the Merger), (ii) held by a non-employee director, consultant or independent contractor of DemandTec or any of its subsidiaries (other than the options described below) or (iii) had an exercise price per share greater than or equal to the Merger Consideration, was canceled at the effective time of the Merger, and the holder thereof was entitled to receive in consideration for such cancelation a cash payment equal to the product of the number of shares subject to such option and the excess, if any, of the Merger Consideration over the exercise price per share of the option, less applicable tax withholdings.

•                  Each unvested option held by certain consultants or independent contractors of DemandTec or any of its subsidiaries was canceled at the effective time of the Merger, and the holder thereof was entitled to receive in consideration for such cancelation a cash payment from IBM payable following each applicable date after the Merger on which any such option would have vested equal to the product of the number of shares of DemandTec’s common stock that were subject to such option and that would have vested on the applicable vesting date and the excess of the Merger Consideration over the exercise price per share of the option, so long as such holder continues to provide services to IBM or its subsidiaries through the applicable vesting date.

•                  Any option not described above was converted into an option to acquire, on substantially the same terms and conditions as were applicable to such option prior to the Merger, shares of common stock of IBM. The number of shares of common stock of IBM underlying such option was determined by multiplying the number of shares of DemandTec’s common stock underlying such option by an exchange ratio, which was determined by dividing an amount equal to the Merger Consideration by the average closing price of a share of IBM’s common stock on the 20 trading days immediately prior to the closing of the Merger, rounded down to the nearest whole share of IBM’s common stock. The exercise price per share of such option was determined by dividing the exercise price of such option prior to the Merger by the exchange ratio described above, rounded up to the nearest whole cent.

Restricted stock units that were outstanding and unsettled at the effective time of the Merger were treated in one of the following manners:

•                  Each restricted stock unit that was (i) vested (or vested in connection with the Merger) or (ii) held by a non-employee director, consultant or independent contractor of DemandTec or any of its subsidiaries (other than the restricted stock units described below) were canceled at the effective time of the Merger, and the holder thereof was entitled to receive in consideration for such cancelation a cash payment equal to the product of the number of shares subject to such restricted stock unit and the Merger Consideration, less applicable tax withholdings.

•                  Each unvested restricted stock unit held by certain consultants or independent contractors of DemandTec or any of its subsidiaries was canceled at the effective time of the Merger, and the holder thereof was entitled to receive in consideration for such cancelation a cash payment from IBM payable following each applicable date after the Merger on which any such restricted stock unit would have vested, equal to the product of the number of shares of DemandTec’s common stock that were subject to such award and that would have vested on the applicable vesting date and the Merger Consideration, so long as such holder continues to provide services to IBM or its subsidiaries through the applicable vesting date.

•                  Any restricted stock unit not described above was converted into a restricted stock unit, on substantially the same terms and conditions as were applicable to such restricted stock unit prior to the Merger, with respect to shares of common stock of IBM. The number of shares of common stock of IBM underlying such restricted stock unit was determined by multiplying the number of shares of DemandTec’s common stock underlying such restricted stock unit by the exchange ratio described above, rounded down to the nearest whole share of IBM’s common stock and, with respect to each performance-based restricted stock unit for which the performance period is scheduled to end after the effective time of the Merger, converted into an IBM restricted stock unit on the assumption that the performance criteria applicable to such restricted stock unit were achieved at 100% of target performance and each such performance-based restricted stock unit will vest, following the effective time of the Merger, based solely on the basis of the service-based vesting conditions applicable to such restricted stock units.

The 2007 Employee Stock Purchase Plan (the “ESPP”) remained in effect on the last trading day before the closing of the Merger, and each purchase right outstanding under the ESPP was exercised and shares of DemandTec’s common stock were purchased in accordance with the terms of the ESPP at a purchase price per share equal to 85% of the lesser of (i) the closing price of a share of DemandTec’s common stock on the NASDAQ Global Market on the last trading day before the commencement of the last offering period and (ii) the closing price of a share of DemandTec’s common stock on the NASDAQ Global Market on the last trading day before the closing of the Merger, subject to the limitations under the ESPP regarding the maximum number and value of shares of DemandTec’s common stock purchasable with respect to any offering period.

IBM has been a strategic partner of DemandTec for several years, collaborating jointly with DemandTec to sell and implement IBM and DemandTec solutions in multiple geographies. DemandTec has also purchased certain hardware and software from IBM and IBM has provided consulting services to certain of DemandTec’s customers around the world.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to DemandTec’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 8, 2011 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, on February 14, 2012, DemandTec notified the NASDAQ Global Market (the “NASDAQ”) of the consummation of the Merger and requested that trading in DemandTec’s Common Stock be suspended and that DemandTec’s Common Stock be withdrawn from listing on the NASDAQ as of the close of market on February 14, 2012. The NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister DemandTec’s Common Stock. As a result, DemandTec’s Common Stock will no longer be listed or trade on the NASDAQ. DemandTec intends to file a Form 15 with the SEC to suspend the reporting obligations of DemandTec under Section 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

On February 14, 2012, as a result of the Merger, each share of DemandTec’s Common Stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive $13.20 in cash, without interest and less any applicable withholding tax.

Item 5.01. Changes in Control of Registrant.

The information disclosed in Item 2.01 is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEMANDTEC, INC.

Date: February 14, 2012	By:	/s/ Michael J. McAdam
Michael J. McAdam
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated December 7, 2011, by and among International Business Machines Corporation (“IBM”), Cudgee Acquisition Corp., a wholly owned subsidiary of IBM, and DemandTec, Inc., filed as Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the SEC on December 8, 2011 and incorporated herein by reference.